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                  [JACKSON & WALKER LETTERHEAD APPEARS HERE]

                                                                       EXHIBIT 5

                               January 19, 1996



Stevens International, Inc.
5500 Airport Freeway
Fort Worth, Texas 76117

 Re:  Registration Statement on Form S-8 of Stevens International, Inc.

Ladies and Gentlemen:

  We are acting as counsel for Stevens International Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 1,075,500 shares of the Company's Series A Common Stock, par value $0.10 per share (the "Shares") issuable upon the exercise of options granted or to be granted from time to time under the Company's Second Amended and Restated Stock Option Plan (the "Plan") or pursuant to Stock Option Agreements ("Agreements") relating to Options outside the Plan. A Registration Statement on Form S-8 covering the offering and sale of the Shares (the "Registration Statement") is expected to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof.

  In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein, including the Certificate of Incorporation, as amended and restated, and the Bylaws of the Company and copies of the Plan and Agreements. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

  Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, it is our opinion that the Shares, when sold in accordance with the terms of the Plan and Agreements, will be validly issued, fully paid and nonassessable.

  You should be aware that we are not admitted to the practice of law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.

  We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

               Very truly yours,



               Jackson & Walker, L.L.P.